Exhibit 10.14
OXFORD RESOURCES GP, LLC
NON-EMPLOYEE DIRECTOR COMPENSATION PLAN
Effective as of January 1, 2009
     In consideration of the services provided by certain non-employee members of the Board of Directors (the “Board”) of Oxford Resources GP, LLC, a Delaware limited liability company (the “Company”), which is the general partner of Oxford Resource Partners, LP, a Delaware limited partnership (the “Partnership”), the Company has established this Oxford Resources GP, LLC Non-Employee Director Compensation Plan (this “Plan”) to (i) attract and retain highly qualified individuals, whose efforts and judgment can contribute significantly to the success of the Company and the Partnership, to serve as non-employee members of the Board and (ii) stimulate the active interest of these persons in the development and financial success of the Company and the Partnership by providing for ownership of common units in the Partnership by such persons.
ARTICLE I
ELIGIBILITY
     Each Non-Employee Director will be eligible to receive the remuneration for Board services provided for in this Plan. For purposes of this Plan, “Non-Employee Director” means a member of the Board who (a) is not an officer or employee of the Company or any of its subsidiaries or affiliates, (b) is not affiliated with or related to any party that receives compensation from the Company or any of its subsidiaries or affiliates, and (c) has not entered into an arrangement with the Company or any of its subsidiaries or affiliates to receive compensation from any such entity other than in respect of his or her services as a member of the Board; provided, however, that (i) an AIM Director (as defined below) shall not qualify as a “Non-Employee Director” unless and until such AIM Director becomes an Approved AIM Director (as defined below), and (ii) an Approved AIM Director (as defined below) shall be deemed to be a “Non-Employee Director” for all purposes notwithstanding clauses (a) through (c) of this definition. For purposes of this Plan, “AIM Director” means a member of the Board who (x) is designated for election to the Board by AIM Oxford Holdings, LLC (“AIM Oxford”) pursuant to that certain Investors’ Rights Agreement, dated August 24, 2007, by and among the Partnership, the Company, AIM Oxford, C&T Coal, Inc., Charles C. Ungurean and Thomas T. Ungurean, as such agreement may be amended from time to time, and (y) is not, in connection with the action of the Board establishing this Plan, otherwise at any time prior to the IPO (as defined below) or following the IPO in connection with such designation and his or her election as a member of the Board, determined by the Board to be “independent” pursuant to the rules and regulations of the United States Securities and Exchange Commission and the listing standards of the applicable national securities exchange. For purposes of this Plan, “Approved AIM Director” means an AIM Director who is specifically approved by the Board, by action of the Board at any time following its establishment of this Plan, as eligible to receive compensation under this Plan; provided, however, that no AIM Director shall become an Approved AIM Director until the January 1st that immediately follows any such approval by the Board.

ARTICLE II
ANNUAL BOARD MEMBER RETAINER
     2.1 Annual Board Member Retainer Generally. Subject to the remaining provisions of this Article II, commencing with and for calendar year 2009 and for each calendar year thereafter, each Non-Employee Director will receive an annual retainer in respect of his or her service as a member of the Board during such calendar year (“Annual Board Member Retainer”). The amount of the Annual Board Member Retainer payable to each Non-Employee Director for calendar year 2009 and each complete calendar year thereafter that precedes the calendar year, if any, in which the initial public offering (“IPO”) of common units of the Partnership occurs (such preceding calendar years, each a “Pre-IPO Year”) will be equal to $30,000, as modified by the remainder of this Article II. The amount of the Annual Board Member Retainer payable to each Non-Employee Director for the calendar years following the calendar year in which the IPO occurs (such following calendar years, each a “Post-IPO Year”) will be equal to $50,000, as modified by the remainder of the provisions of this Article II. The amount of the Annual Board Member Retainer for the calendar year in which the IPO occurs (the “IPO Year”) will be the amount determined in accordance with the provisions of Section 2.4. Except as otherwise provided in Section 5.5, the Annual Board Member Retainer to be paid to each Non-Employee Director will be payable in cash.
     2.2 Payment of Annual Board Member Retainer Where Board Membership Runs from Beginning of Calendar Year. If a Non-Employee Director is a member of the Board from the beginning of a calendar year other than the IPO Year, such Non-Employee Director’s Annual Board Member Retainer for such calendar year will be payable in four equal quarterly installments of $7,500 for a Pre-IPO Year or $12,500 for a Post-IPO Year, as applicable (the “Quarterly Annual Retainer Value”), on the first business day following the end of each fiscal quarter, beginning with the fiscal quarter ending March 31 (each, a “Quarterly Payment Date”), subject to the provisions of Section 2.5.
     2.3 Reduction and Payment of Annual Board Member Retainer Where Board Membership Commences During Calendar Year. If a Non-Employee Director is not a member of the Board at the beginning of a calendar year other than the IPO Year, but becomes a member of the Board during the course of such calendar year, such Non-Employee Director’s Annual Board Member Retainer for such calendar year will be subject to reduction and payment, subject to the provisions of Section 2.5, as follows:
(a)	a 0% reduction, if such Non-Employee Director becomes a member of the Board before March 31 of such calendar year, in which case the Non-Employee Director will be paid the Quarterly Annual Retainer Value for such calendar year on each of the four Quarterly Payment Dates occurring with respect to such calendar year;

(b)	a 25% reduction, if such Non-Employee Director becomes a member of the Board on or after March 31 of such calendar year but before June 30 of such calendar year, in which case the Non-Employee Director will be paid the Quarterly Annual Retainer Value for such calendar year on each of the three remaining Quarterly Payment Dates occurring with respect to such calendar year;

(c)	a 50% reduction, if such Non-Employee Director becomes a member of the Board on or after June 30 of such calendar year but before September 30 of such calendar year, in which case the Non-Employee Director will be paid the Quarterly Annual Retainer Value for such calendar year on each of the two remaining Quarterly Payment Dates occurring with respect to such calendar year; and

(d)	a 75% reduction, if such Non-Employee Director becomes a member of the Board on or after September 30 of such calendar year but before December 31 of such calendar year, in which case the Non-Employee Director will be paid the Quarterly Annual Retainer Value for such calendar year on the one remaining Quarterly Payment Date occurring with respect to such calendar year.
     2.4 Annual Board Member Retainer for the IPO Year. For the IPO Year, the amount of the Annual Board Member Retainer (the “IPO Year Annual Board Member Retainer”) will be an amount equal to (a) $2,500 multiplied by the number of full calendar months during the IPO Year which precede the month in which the IPO occurs and during which the Non-Employee Director served as a member of the Board, plus (b) $3,333.33 multiplied by the number of calendar months remaining in the IPO Year after the occurrence of the IPO (including the month in which the IPO occurs). The IPO Year Annual Board Member Retainer as so calculated will be paid in installments on the Quarterly Payment Dates for the IPO Year using the pro-ration described in the preceding sentence to determine the amount of each quarterly installment (thus, e.g., if the IPO occurs in June of the IPO Year, and the Non-Employee Director was a member of the Board at the beginning of the IPO Year, the amount of the payment in respect of the Annual Board Member Retainer that is payable with respect to the first Quarterly Payment Date for the IPO Year will be $7,500, the amount of the payment in respect of the Annual Board Member Retainer that is payable with respect to the second Quarterly Payment Date for the IPO Year will be $8,333.33, ($2,500 for each of the months of April and May in the IPO Year and $3,333.33 for the month of June in the IPO Year), and the amount of the payment in respect of the Annual Board Member Retainer that is payable with respect to each of the third and fourth Quarterly Payment Dates for the IPO Year will be $10,000). If during the IPO Year a Non-Employee Director did not serve as a member of the Board at any time during the calendar quarter to which a quarterly payment would otherwise relate, such Non-Employee Director will not receive any installment payment relating to his or her IPO Year Annual Board Retainer on such Quarterly Payment Date. Amounts payable pursuant to this Section 2.4 are subject to reduction in accordance with the provisions of Section 2.5.
     2.5 Payment of Annual Board Member Retainer Where Board Membership Terminates During Calendar Year. Notwithstanding anything to the contrary in this Article II, and unless otherwise provided by the Committee (as defined in Section 7.1), a Non-Employee Director whose membership on the Board terminates during a calendar year (and whether at a time which is before, at or after the IPO) will not receive payment of any portion of his or her Annual Board Member Retainer for that calendar year which would otherwise be payable on a Quarterly Payment Date that occurs following the date such Non-Employee Director’s membership on the Board terminates.

ARTICLE III
ANNUAL COMMITTEE CHAIR RETAINER
     3.1 Annual Committee Chair Retainer Generally. Subject to the remaining provisions of this Article III, in the event of and effective as of the date of the IPO, for the period running for the remainder of the IPO Year, and for subsequent periods consisting of each Post-IPO Year, each Non-Employee Director who serves as the chair of a committee of the Board (a “Committee Chair”) during any such period will receive an additional annual retainer in respect of his or her service as such Committee Chair (“Annual Committee Chair Retainer”). The amount of the Annual Committee Chair Retainer payable for any such period to each Non-Employee Director who is a Committee Chair during such period (a “Non-Employee Director/Committee Chair”) will be equal to $10,000, as modified by the remainder of this Article III. Except as otherwise provided in Section 5.5, the Annual Committee Chair Retainer to be paid to any Non-Employee Director/Committee Chair will be payable in cash.
     3.2 Annual Committee Chair Retainer for IPO Year. For the IPO Year, the amount of the Annual Committee Chair Retainer (the “IPO Year Annual Committee Chair Retainer”) will be an amount equal to $10,000 multiplied by a fraction, the numerator of which is the number of months remaining in the IPO Year after the occurrence of the IPO (including the month in which the IPO occurs) and the denominator of which is 12. If a Non-Employee Director/Committee Chair is not a Committee Chair on the date the IPO occurs but thereafter becomes a Committee Chair during the IPO Year, he or she will not be entitled to an IPO Year Annual Committee Chair Retainer. The IPO Year Annual Committee Chair Retainer will be paid in equal installments on each of the Quarterly Payment Dates for the IPO Year which remain following the month in which the IPO occurs (thus, e.g., if the IPO occurs in June of the IPO Year, the second, third and fourth Quarterly Payment Dates in the IPO Year will not have yet occurred and will remain and so the IPO Year Annual Committee Chair Retainer will be paid in three equal installments on those last three Quarterly Payment Dates for the IPO Year).
     3.3 Annual Committee Chair Retainer Following IPO Year. If a Non-Employee Director/Committee Chair is a Committee Chair at the beginning of any Post-IPO Year, such Non-Employee Director/Committee Chair’s Annual Committee Chair Retainer for such Post-IPO Year will be payable in four equal quarterly installments of $2,500 on each Quarterly Payment Date.
     3.4 Reduction and Payment of Annual Committee Chair Retainer Where Service as Committee Chair Commences During Post-IPO Year. If a Non-Employee Director/Committee Chair is not a Committee Chair at the beginning of a Post-IPO Year, but becomes a Committee Chair during the course of such Post-IPO Year, such Non-Employee Director/Committee Chair’s Annual Committee Chair Retainer for such Post-IPO Year will be subject to reduction and payment, subject to the provisions of Section 3.5, as follows:
(a)	a 0% reduction, if such Non-Employee Director/Committee Chair becomes a Committee Chair before March 31 of such Post-IPO Year, in which case the Non-Employee Director/Committee Chair will be paid $2,500 on each of the four Quarterly Payment Dates occurring with respect to such Post-IPO Year;

(b)	a 25% reduction, if such Non-Employee Director/Committee Chair becomes a Committee Chair on or after March 31 of such Post-IPO Year but before June 30 of such Post-IPO Year, in which case the Non-Employee Director/Committee Chair will be paid $2,500 on each of the three remaining Quarterly Payment Dates occurring with respect to such Post-IPO Year;

(c)	a 50% reduction, if such Non-Employee Director/Committee Chair becomes a Committee Chair on or after June 30 of such Post-IPO Year but before September 30 of such Post-IPO Year, in which case the Non-Employee Director/Committee Chair will be paid $2,500 on each of the two remaining Quarterly Payment Dates occurring with respect to such Post-IPO Year; and

(d)	a 75% reduction, if such Non-Employee Director/Committee Chair becomes a Committee Chair on or after September 30 of such Post-IPO Year but before December 31 of such Post-IPO Year, in which case the Non-Employee Director/Committee Chair will be paid $2,500 on the one remaining Quarterly Payment Date occurring with respect to such Post-IPO Year.
     3.5 Payment of Annual Committee Chair Retainer Where Service as Committee Chair Terminates During Calendar Year. Notwithstanding anything to the contrary in this Article III, and unless otherwise provided by the Committee, a Non-Employee Director/Committee Chair whose service as a Committee Chair terminates during a calendar year (whether an IPO Year or a Post-IPO Year) will not receive payment of any portion of his or her IPO Year Annual Committee Chair Retainer or Annual Committee Chair Retainer, as applicable, that would otherwise be payable on a Quarterly Payment Date that occurs following the date such Non-Employee Director/Committee Chair’s service as a Committee Chair terminates.
     3.6 Service as Committee Chair for Multiple Committees. In the event any Non-Employee Director serves as a Committee Chair for more than one committee of the Board, the provisions of this Article III will be applied separately to each situation of service as a Committee Chair with a separate IPO Year Annual Committee Chair Retainer or Annual Committee Chair Retainer, as applicable, being payable to him or her as a Committee Chair in each instance.
ARTICLE IV
MEETING PARTICIPATION COMPENSATION
     4.1 Compensation Generally. In the event of and commencing with and for periods after the IPO, each Non-Employee Director will receive, as compensation in addition to all other compensation provided for in this Plan, the meeting participation compensation provided for in Sections 4.2 and 4.3 (“Meeting Participation Compensation”). Such Meeting Participation Compensation will be payable on such schedule as is determined by the Company provided that Meeting Participation Compensation will in all events be payable no later than the earlier of the first Quarterly Payment Date next following by fourteen days or more the meeting to which the Meeting Participation Compensation applies or March 15 of the calendar year immediately following the calendar year in which such Meeting Participation Compensation was earned.

     4.2 Compensation for Participation in Board Meetings. Each Non-Employee Director will receive, for participation as a member of the Board in meetings of the Board (a “Board Meeting”), a per meeting fee of (a) $1,000 for each Board Meeting which the Non-Employee Director attends in person or (b) $500 for each Board Meeting having a length of in excess of one hour in which the Non-Employee Director participates by telephone conference call.
     4.3 Compensation for Participation in Committee Meetings. Each Non-Employee Director will receive, for participation as a member of a committee of the Board in meetings of such committee (a “Committee Meeting”), a per meeting fee of (a) $500 for each Committee Meeting which the Non-Employee Director attends in person or (b) $500 for each Committee Meeting having a length of in excess of one hour in which the Non-Employee Director participates by telephone conference call.
ARTICLE V
EQUITY GRANTS
     5.1 Annual Grant of Units. Each Non-Employee Director will receive, in addition to the other compensation provided for in this Plan, an annual grant (“Annual Unit Grant”) of unrestricted Class A common units of the Partnership, or following the IPO the Partnership common units of the type issued to and held by the public unitholders of the Partnership (the “Units”), valued in the aggregate amount of $20,000 for each Pre-IPO Year or $50,000 for each of the IPO Year and any Post-IPO Year, with the number of Units to be granted and the timing of such grants determined in accordance with the provisions of this Article V. For purposes of valuing such grants and otherwise of this Plan, “Fair Market Value” means (i) the closing sales price of a Unit on the principal national securities exchange or other market in which trading in Units occurs on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Board or, if applicable, the committee of the Board appointed to administer the LTIP (as defined in Section 5.8)), or (ii) in the event the Units are not traded on a national securities exchange or other market at the time a determination of fair market value is required to be made, the determination of fair market value will be made in good faith by the Board or, if applicable, such committee.
     5.2 Granting of Annual Unit Grant Where Board Membership Runs from Beginning of Calendar Year. If a Non-Employee Director is a member of the Board from the beginning of a calendar year, the Annual Unit Grant with respect to such calendar year will be made in four equal quarterly installments of $5,000 for a Pre-IPO Year or $12,500 for an IPO Year or Post-IPO Year, as applicable (the “Quarterly Unit Grant Value”), on each Quarterly Payment Date with respect to the calendar year, subject to the provisions of Section 5.4. The number of Units granted on each Quarterly Payment Date with respect to a calendar year will be such number of whole Units as have an aggregate Fair Market Value equal to the Quarterly Unit Grant Value for such calendar year on such Quarterly Payment Date (rounded up to the nearest whole Unit). In this regard, it is recognized that the timing of the IPO in an IPO Year may result in there having been grants of Units made at the lower Quarterly Unit Grant Value of $5,000 on one or more Quarterly Payment Dates and, in that event, any $7,500 shortfalls in the Quarterly Unit Grant Value for each Quarterly Payment Date falling prior to the IPO shall be aggregated and such aggregated shortfalls shall be made up with an additional grant of Units to the Non-Employee

Director which have a Fair Market Value equal to such aggregated shortfalls. Any such make-up grant will be made on the first Quarterly Payment Date immediately following the occurrence of the IPO, in addition to any Unit grant that is regularly scheduled for such date.
     5.3 Reduction and Granting of Annual Unit Grant Where Board Membership Commences During Calendar Year. If a Non-Employee Director is not a member of the Board at the beginning of a calendar year, but becomes a member of the Board during the course of such calendar year, such Non-Employee Director’s Annual Unit Grant for such calendar year will be subject to reduction and granting, subject to the provisions of Section 5.4, as follows:
(a)	a 0% reduction, if such Non-Employee Director becomes a member of the Board before March 31 of such calendar year, in which case the Non-Employee Director will be granted, on each of the four Quarterly Payment Dates occurring with respect to such calendar year, such number of whole Units as have an aggregate Fair Market Value equal to the Quarterly Unit Grant Value for such calendar year on such Quarterly Payment Date (rounded up to the nearest whole Unit);

(b)	a 25% reduction, if such Non-Employee Director becomes a member of the Board on or after March 31 of such calendar year but before June 30 of such calendar year, in which case the Non-Employee Director will be granted, on each of the three remaining Quarterly Payment Dates occurring with respect to such calendar year, such number of whole Units as have an aggregate Fair Market Value equal to the Quarterly Unit Grant Value for such calendar year on such Quarterly Payment Date (rounded up to the nearest whole Unit);

(c)	a 50% reduction, if such Non-Employee Director becomes a member of the Board on or after June 30 of such calendar year but before September 30 of such calendar year, in which case the Non-Employee Director will be granted, on each of the two remaining Quarterly Payment Dates occurring with respect to such calendar year, such number of whole Units as have an aggregate Fair Market Value equal to the Quarterly Unit Grant Value for such calendar year on such Quarterly Payment Date (rounded up to the nearest whole Unit); and

(d)	a 75% reduction, if such Non-Employee Director becomes a member of the Board on or after September 30 of such calendar year but before December 31 of such calendar year, in which case the Non-Employee Director will be granted, on the one remaining Quarterly Payment Date occurring with respect to such calendar year, such number of whole Units as have an aggregate Fair Market Value equal to the Quarterly Unit Grant Value for such calendar year on such Quarterly Payment Date (rounded up to the nearest whole Unit).
     5.4 Effect on Annual Unit Grant Where Board Membership Terminates During Calendar Year. Notwithstanding anything to the contrary in this Article V, and unless otherwise provided by the Committee, a Non-Employee Director whose membership on the Board terminates during a calendar year will not be granted any portion of his or her Annual Unit Grant for that calendar year which would otherwise be granted on a Quarterly Payment Date that occurs following the date such Non-Employee Director’s membership on the Board terminates.

     5.5 Additional Grants of Units in Lieu of Cash Compensation. In addition to the Annual Unit Grant and any Election Unit Grant (as defined in Section 5.6), any Non-Employee Director may elect from time to time to receive any or all of the cash compensation payable hereunder, for the Annual Board Member Retainer, the Annual Committee Chair Retainer and/or as Meeting Participation Compensation, in Units instead. For purposes of this Plan, cash compensation to which an election made in accordance with the provisions of this Section 5.5 applies shall be referred to as “Elected Unit Compensation.” Any such election with respect to Elected Unit Compensation shall be made in advance of the calendar year in which it is to be earned or, if later, in advance of the Non-Employee Director’s initial appointment to serve as a member of the Board and must otherwise comply with the procedures therefor established from time to time by the Committee (as defined in Section 7.1). In the event of such an election by a Non-Employee Director, the Non-Employee Director will be granted Units in place of any such Elected Unit Compensation on the Quarterly Payment Date on which such Elected Unit Compensation would otherwise have been paid in cash. The number of Units to be granted to a Non-Employee Director on a Quarterly Payment Date pursuant to an election made in accordance with this Section 5.5 will be such number of whole Units as have an aggregate Fair Market Value equal to the cash amount of such Elected Unit Compensation on such Quarterly Payment Date (rounded up to the nearest whole Unit). If a Non-Employee Director who has made an election pursuant to this Section 5.5 ceases to be a member of the Board prior to the payment of any Elected Unit Compensation in Units, such unpaid Elected Unit Compensation will not be satisfied in Units and instead will be paid in cash within thirty days after the Non-Employee Director ceases to be a member of the Board or, if earlier, by March 15 of the calendar year immediately following the calendar year in which such compensation was earned.
     5.6 Discretionary Grant of Units Upon Initial Election as a Non-Employee Director. In addition to the Annual Unit Grant pursuant to Section 5.1, the Board may, in its discretion, make a grant of Units (an “Election Unit Grant”) to a Non-Employee Director in connection with his initial election as a member of the Board. The Board shall establish the amount and terms (including, without limitation, any vesting requirements or other conditions) of any such grant in its discretion.
     5.7 Certain Start-Up Provisions Regarding Grants of Units. Notwithstanding anything to the contrary in this Plan, the following start-up provisions regarding grants of Units as provided in this Article V shall apply:
(a)	The provisions of Sections 5.2, 5.3, 5.4 and 5.5 shall be applicable for the grants of Units described therein for calendar year 2011 and subsequent calendar years and not before calendar year 2011.

(b)	A Non-Employee Director’s Annual Unit Grant with respect to a calendar year prior to calendar year 2011 (a “Pre-2011 Calendar Year”) during which he or she has served as a member of the Board will be made to him or her on December 1 of such Pre-2011 Calendar Year. If such December 1 is not a business day, such Annual Unit Grant will be made on the next business day immediately following such December 1. If a Non-Employee Director has remained a member of the Board continuously throughout such Pre-2011 Calendar Year to which an Annual Unit Grant relates until and on December 1, the number of Units that will be granted to him or her in such Annual Unit Grant will be comprised of a number of Units equal to $20,000 in the case of a Pre-2011 Calendar Year which is a Pre-IPO Year or $50,000 in the case of a Pre-2011 Calendar Year which is an IPO Year, as applicable, divided by the Fair Market Value of a Unit on the date the Annual Unit Grant is made, rounded up to the nearest whole Unit (a “Full Pre-2011 Annual Unit Grant”). If a Non-Employee Director has been a member of the Board for only a portion of a Pre-2011 Calendar Year from the beginning thereof to December 1 thereof, such Non-Employee Director’s Annual Unit Grant with respect to such Pre-2011 Calendar Year will be equal to a Full Pre-2011 Annual Unit Grant pro-rated for his or her full months of service on the Board during such Pre-2011 Calendar Year (e.g., if such service on the Board is from March 15 to October 15 of a Pre-2011 Calendar Year, such Non-Employee Director will have had 6 full months of service (April through September) or 50% of the 12 months in the Pre-2011 Calendar Year, and hence will have an Annual Unit Grant equal to 50% of a Full Pre-2011 Annual Unit Grant). In determining such full months of service where a Non-Employee Director has been a member of the Board for only a portion of a Pre-2011 Calendar Year from the beginning thereof to December 1 thereof, the month of December of such Pre-2011 Calendar Year will be treated as a month of service on the Board if (and only if) such Non-Employee Director is a member of the Board on December 1 of such Pre-2011 Calendar Year. In this regard, if the timing of the IPO in an IPO Year which is a Pre-2011 Calendar Year is such that it falls after the December 1 grant date and as a result thereof the Annual Unit Grant made on such December 1 is less than the Annual Unit Grant ultimately applicable, the Company shall make a further grant of Units on the date of the IPO having a Fair Market Value on the date of the IPO equal to the amount by which the December 1 grant was less than the Annual Unit Grant ultimately applicable.
     5.8 Terms and Conditions for and Full Vesting of Grants. For purposes of this Plan, each grant of Units made as provided in this Article V to a Non-Employee Director will be made pursuant to and in accordance with the terms and conditions set forth in this Plan and in the Oxford Resource Partners, LP Long-Term Incentive Plan, as currently in effect and as it may hereafter be amended (the “LTIP”), and will be 100% vested on the date it is made. However, the provisions of this Plan providing specifically for grants of Units in certain circumstances to Non-Employee Directors shall not restrict or prevent any other awards of Units not referenced in or made pursuant to this Plan which are otherwise made to Non-Employee Directors on a discretionary basis under the LTIP.
     5.9 Unitholder Agreement. Unless otherwise expressly permitted or directed by the Committee, any Non-Employee Director who acquires Units as provided in this Article V will be required to execute and comply with the terms of a Director Unitholder Agreement with the Company and the Partnership, in such form as is approved from time to time by the Committee.
ARTICLE VI
REIMBURSEMENT OF EXPENSES
     While a Non-Employee Director is serving as a member of the Board, the Non-Employee

Director will be reimbursed for his or her business-related expenses incurred in carrying out his or her duties as a member of the Board, including but not limited to all reasonable and necessary expenses incurred by the Non-Employee Director to attend Board and Board committee meetings or otherwise fulfill his or her duties, in accordance with the Company’s expense reimbursement policy as in effect at the time an expense is incurred.
ARTICLE VII
GENERAL PROVISIONS
     7.1 Administration. The Plan will be administered by a committee of, and appointed by, the Board (the “Committee”). In the absence of the Board’s appointment of a committee to administer the Plan, the Board will serve as the Committee. Effective upon the IPO, the “Committee” will be the Compensation Committee of the Board. The Committee will have the complete authority and power to interpret this Plan, prescribe, amend and rescind rules relating to the administration of this Plan, determine a Non-Employee Director’s rights under this Plan (including such rights to receive payments of any cash compensation and/or grants of Units hereunder, and the amounts thereof), and take all other actions necessary or desirable for the administration of this Plan. All actions and decisions of the Committee will be final and binding upon the Company, the Partnership, the Non-Employee Directors, and all other persons. The Committee may delegate to officers and employees of the Company, pursuant to a written delegation, the authority to perform specified ministerial functions under this Plan. Any actions taken by any officers or employees of the Company pursuant to such written delegation of authority will be deemed to have been taken by the Committee. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, will be personally liable for any action, determination, or interpretation taken or made in good faith with respect to this Plan, and all members of the Committee, and each officer of the Company and each employee of the Company acting on behalf of the Committee, will, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.
     7.2 Unfunded Obligations. The amounts to be paid and Units to be granted to Non-Employee Directors pursuant to this Plan are unfunded obligations of the Company. The Company is not required to segregate any monies or other assets from its general funds, to create any trusts or to make any special deposits with respect to these obligations.
     7.3 No Additional Rights. The compensation amounts provided for herein compensate a Non-Employee Director for all of such Non-Employee Director’s professional duties as a member of the Board and any committees thereof and no additional or separate compensation (other than as described in this Plan) will be payable to a Non-Employee Director for his or her service on the Board or committees of the Board (including as a Committee Chair), attendance at and/or participation in meetings of the Board or committees of the Board, or informal advisory time. None of this Plan, the LTIP or any Annual Unit Grant or other compensation provided for or granted hereunder or thereunder will confer upon any Non-Employee Director the right to continue to serve as a member of the Board or any committee of the Board.

     7.4 Nonassignment. Except by will or the laws of descent and distribution, the right of a Non-Employee Director to the receipt of any amounts under this Plan may not be assigned, transferred, pledged or encumbered in any manner nor will such right or other interests be subject to attachment, execution or other legal process.
     7.5 Incapacity of Non-Employee Director. If the Committee finds that any Non-Employee Director to whom a payment is due under this Plan is unable to care for his or her affairs because of illness or accident or is under a legal disability, unless a prior claim therefor has been made by a duly appointed legal representative, any payment due may, at the discretion of the Committee, be paid to the spouse, child, parent or brother or sister of such Non-Employee Director or to any other person whom the Committee has determined has incurred expense for such Non-Employee Director. Any such payment will be a complete discharge of the obligations of the Company with respect to such payment under the provisions of this Plan.
     7.6 Compliance with Other Laws and Regulations. Notwithstanding anything contained herein to the contrary, neither the Company nor the Partnership will be required to sell or issue Units under this Plan if the issuance thereof would constitute a violation by a Non-Employee Director, the Company or the Partnership of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which Units are quoted or traded; and, as a condition of any sale or issuance of Units hereunder, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. This Plan, the Units and other compensation provided hereunder, and the obligation of the Company or the Partnership to sell or deliver Units hereunder, will be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.
     7.7 Termination and Amendment. The Board may from time to time amend, suspend, or terminate this Plan, in whole or in part, and if this Plan is suspended or terminated the Board may thereafter reinstate any or all of its provisions. Notwithstanding the foregoing, no amendment, suspension or termination of this Plan may impair the right of a Non-Employee Director to receive any benefit accrued hereunder prior to the effective date of such amendment, suspension or termination.
     7.8 Applicable Law. Except to the extent preempted by applicable federal law, this Plan will be governed by and construed in accordance with the laws of the State of Delaware.
     7.9 Section 409A Matters. For purposes of this Plan, a Non-Employee Director’s membership on the Board will not be considered to have terminated unless a separation from service, within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”), and any regulations issued thereunder, has occurred. This Plan is intended to provide for compensation that constitutes one or more “short term deferrals” within the meaning of Section 409A of the Code and any regulations issued thereunder, so that it will be exempt from Section 409A of the Code. Accordingly, this Plan will be construed, interpreted and operated in a manner consistent with such intent. For purposes of Section 409A of the Code, to the extent necessary, each amount of compensation payable hereunder shall be considered a separate payment and a separate short term deferral.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed as of June 18, 2010, effective as of the date first set forth above, by its President and Chief Executive Officer pursuant to action taken by the Board.

OXFORD RESOURCES GP, LLC
By:	/s/ Charles C. Ungurean
Charles C. Ungurean
President and Chief Executive Officer

ATTEST:
By:	/s/ Michael B. Gardner
Michael B. Gardner, Secretary